AS FILED WITH THE SECURITIES  AND EXCHANGE  COMMISSION ON FEBRUARY 2, 2004.

                                             REGISTRATION FILE NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

        South Carolina                                   57-0824914
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                   (864) 255-7900 (TELEPHONE) (864) 235-6403
                   -----------------------------------------
         (FACSIMILE) (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     WILLIAM P. CRAWFORD, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE SOUTH FINANCIAL GROUP, INC.
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-4777
                                 --------------
           (Name, address, and telephone number, including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum       Proposed Maximum
Title of Each Class                 Amount to                 Offering Price         Aggregate             Amount of
of Securities to be Registered      be Registered             Per Security           Offering Price (1)    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock........                500,000 shares            $29.96(1)              $14,980,000           $1,897.97
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the average of the high and low prices as reported by the Nasdaq National Market of $29.96 on January 27, 2004 is used for purposes of calculating the registration fee.

PROSPECTUS





                                 [LOGO OMITTED]
                        [THE SOUTH FINANCIAL GROUP, INC.]





                                  COMMON STOCK
                           DIVIDEND REINVESTMENT PLAN





THE SOUTH FINANCIAL GROUP:                                    THE PLAN:
o        We are a  financial  services  holding  company      o        950,000  shares  are currently  authorized for
         headquartered in Greenville,  South Carolina,                 issuance under the Plan, of which
         offering general banking services and financial               approximately 450,000 have been issued since
         products through our operating subsidiaries.                  inception of the Plan.
o        Our address and phone number are:                    o        Plan participants can purchase additional
         102 South Main Street                                         shares of our common stock with their cash
         Greenville, South Carolina 29601                              dividends and optional cash payments.
         (864) 255-7900                                       o        The Plan Administrator is:

SYMBOL AND MARKET:                                                     Registrar and Transfer Company
o        Our common stock is traded on The Nasdaq                      10 Commerce Drive
         National Market under the trading symbol                      Cranford, New Jersey 07016-3572
         "TSFG".                                                       1-800-368-5948
o        On January 27, 2004, the closing sales price of our           E-mail: info@rtco.com
         common stock, as reported on Nasdaq, was $30.00.




INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is January 30, 2004.

                       WHERE YOU CAN FIND MORE INFORMATION

         TSFG files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect these documents without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of these documents from the SEC's Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is
http://www.sec.gov. These SEC filings are also available to the public from commercial document retrieval.

         TSFG has filed a registration statement on Form S-3 with the SEC relating to the offering of securities pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

         Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading "Incorporation of Certain Documents by Reference."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows TSFG to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that TSFG files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. TSFG incorporates by reference the documents listed below and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), until our offering is completed:

         (1) TSFG's Annual Report on Form 10-K for the year ended December 31, 2002;
         (2)      TSFG's  Quarterly  Reports on Form 10-Q for the quarters ended
                  March 31, 2003, June 30, 2003 and September 30, 2003;
         (3)      TSFG's  Current  Reports  on Form 8-K dated  January  3, 2003,
                  April 15, 2003, May 19, 2003, July 15, 2003,  October 7, 2003,
                  October 21, 2003, October 24, 2003, November 5, 2003, November 7, 2003, January 20, 2004 and January 27, 2004 (other than information furnished under Regulation FD in any of these filings);
         (4)      TSFG's  registration  statement on Form 8-A filed  pursuant to
                  Section 12 of the Securities Exchange Act of 1934 that contains descriptions of TSFG's common stock and other rights, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing, emailing, or telephoning TSFG at the following address or telephone number:

         The South Financial Group, Inc.
         102 South Main Street
         Greenville, South Carolina 29601
         Attn: William S. Hummers III
         Telephone: (864) 255-4919
         Email: william.hummers@thesouthgroup.com


                           FORWARD-LOOKING STATEMENTS

         This prospectus, any accompanying prospectus supplement, and the information incorporated by reference in this prospectus contain certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) to assist in the understanding of anticipated future operating and financial performance, growth opportunities, growth rates, and other similar forecasts and statements of expectations. These forward-looking statements reflect current views, but are based on assumptions and are subject to risks, uncertainties, and other factors, which may cause actual results to differ materially from those in such statements. These factors include, but are not limited to, the following:
         o risks from changes in economic, monetary policy, and industry conditions;
         o changes in interest rates, deposit rates, the net interest margin, and funding sources;
         o        market risk and  inflation;
         o risks inherent in making loans including repayment risks and value of collateral;
         o loan growth, the adequacy of the allowance for loan losses and the assessment of problem loans (including in particular, loans acquired via acquisition);
         o level, composition, and repricing characteristics of the securities portfolio;
         o        fluctuations in consumer spending;
         o competition in the banking industry and demand for our products and services;
         o        dependence on senior management;
         o        technological changes;
         o        ability to increase market share;
         o        expense projections;
         o risks associated with income taxes, including the potential for adverse adjustments;
         o acquisitions, related cost savings, expected financial results, and unanticipated integration issues;
         o significant delay or inability to execute strategic initiatives designed to grow revenues;
         o        changes in accounting policies and practices;
         o        costs and effects of litigation; and
         o        recently-enacted or proposed legislation.

         Such forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.

                                     SUMMARY

         The South Financial Group, Inc. was incorporated in South Carolina in 1986. We are a financial holding company, as defined by the Gramm-Leach-Bliley Act of 1999, and operate principally through Carolina First Bank, a South Carolina chartered commercial bank, and Mercantile Bank, a Florida chartered commercial bank.

         We provide a full range of banking and financial services, including treasury, asset management, insurance, investment, mortgage and trust services, designed to meet substantially all of the financial needs of our customers. We began our operations with the de novo opening of Carolina First Bank in Greenville. This was undertaken, in part, in response to opportunities resulting from the takeovers of several South Carolina-based banks by larger southeastern regional bank holding companies in the mid-1980s. In the late 1990's, we perceived a similar opportunity in northern and central Florida where banking relationships were in a state of flux due to the acquisition of several larger Florida banks. In 1999, our company entered the Florida market with the same strategy of capitalizing on the environment created by these acquisitions.

         TSFG currently conducts business principally through 76 locations in South Carolina, 24 locations in North Carolina, and 34 locations in northern and central Florida. At December 31, 2003, TSFG had $10.7 billion in assets, $5.8 billion in loans, $6.0 billion in deposits, $979.9 million in shareholders' equity, and $1.6 million in market capitalization. Our principal executive offices are located at: 102 S. Main Street, Greenville, South Carolina 29601, and our telephone number is 864-255-7900.


                                  RISK FACTORS

WE DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, AND WE RELY HEAVILY ON OUR MANAGEMENT TEAM; THE INABILITY TO RECRUIT AND RETAIN KEY PERSONNEL OR THE UNEXPECTED LOSS OF KEY MANAGERS MAY ADVERSELY AFFECT OUR OPERATIONS. Our success to date has been influenced strongly by our ability to attract and to retain senior management experienced in banking and financial services. Retention of senior managers and appropriate succession planning will continue to be critical to the successful implementation of our strategies. We have entered into employment contracts with all of our executive officers, and certain senior officers who we consider to be key employees. It is also important as we grow to be able to attract and retain additional qualified senior and middle management. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

SINCE OUR BUSINESS IS CONCENTRATED IN THE SOUTHEAST, SPECIFICALLY SOUTH CAROLINA, NORTH CAROLINA AND FLORIDA, A DOWNTURN IN THE ECONOMY OF THOSE AREAS MAY ADVERSELY AFFECT OUR BUSINESS. Currently, our lending and deposit gathering activities are concentrated primarily in South Carolina and the metropolitan areas of Orlando, Tampa and Jacksonville, Florida and Asheville, North Carolina. Our success depends on the general economic condition of these areas. Declining economic conditions could reduce our growth rate, impair our ability to collect loans and generally affect our financial condition and results of operations.

OUR FUTURE SUCCESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE BANKING INDUSTRY. We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. To date, we have grown our business successfully by focusing on our niche markets and emphasizing consistent delivery of the high level of service and responsiveness desired by our clients. We compete for loans, deposits and other financial services in our geographic markets with other commercial banks, thrifts, credit unions and brokerage firms. Many of our competitors offer products and services which we do not, and many have substantially greater resources, name recognition and market presence that benefit them in attracting business. In addition, larger competitors may be able to price loans and deposits more aggressively than we do.

OUR COMMERCIAL REAL ESTATE LOANS GENERALLY INVOLVE HIGHER PRINCIPAL AMOUNTS THAN OUR OTHER LOANS, AND REPAYMENT OF THESE LOANS MAY BE DEPENDENT ON FACTORS OUTSIDE OUR CONTROL OR THE CONTROL OF OUR BORROWERS. Our commercial real estate loans constitute a large portion of our total loan portfolio. Commercial real estate lending typically involves higher loan principal amounts, and the repayment of these loans generally is dependent, in large part, on the successful operation of the property securing the loan or the business conducted on the property securing the loan. These loans may be more adversely affected by general conditions in the real estate markets or in the economy. For example, if the cash flow from a borrower's project is reduced due to leases not being obtained or renewed, that borrower's ability to repay the loan may be impaired. Many commercial real estate loan principal payments are not fully amortized over the loan period, but have balloon payments due at maturity. A borrower's ability to make a balloon payment typically will depend on its ability to either refinance the loan or complete a timely sale of the underlying property.

WE MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES. Our income and cash flows and the value of our assets and liabilities depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. In addition, increases in interest rates decrease the market value of our fixed-rate investment securities while increasing the value of our core deposits. We continue our ongoing review and repositioning of our portfolio to adjust for current and anticipated interest rate and yield curve levels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, will influence the origination of loans and investment securities and the amounts paid on deposits. If the rate of interest we pay on our deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Our earnings also could be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and borrowings.

THE UNAVAILABILITY OF ALTERNATIVE FUNDING SOURCES MAY CONSTRAIN OUR GROWTH. We have in the past and continue to utilize brokered deposits, federal funds and Federal Home Loan Bank advances as funding sources that support our asset growth. If these funding sources become more difficult to access, we will have to seek alternative funding sources in order to continue to fund our asset growth. There can be no assurance that these sources will be available, or if available, sufficient to support our continued growth.

WE ARE REQUIRED TO MAINTAIN AN ALLOWANCE FOR LOAN LOSSES. THESE RESERVES ARE BASED ON MANAGEMENT'S JUDGMENT AND MAY HAVE TO BE ADJUSTED IN THE FUTURE. ANY ADJUSTMENT TO THE ALLOWANCE FOR LOAN LOSSES, WHETHER DUE TO REGULATORY CHANGES, ECONOMIC CONDITIONS OR OTHER FACTORS, MAY AFFECT OUR FINANCIAL CONDITION AND EARNINGS. We maintain an allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb losses inherent in the loan portfolio. In conjunction with an internal loan review function that operates independently of the lending function, management monitors the loan portfolio to identify risks on a timely basis so that an appropriate allowance can be maintained. Based on an evaluation of the loan portfolio, management presents a quarterly review of the loan loss reserve to the Board of Directors, indicating any changes in the reserve since the last review and any recommendations as to adjustments in the reserve. In making its evaluation, in addition to the factors discussed below, management considers the results of recent regulatory examinations, which typically include a review of the allowance for loan losses as an integral part of the examination process.

In establishing the allowance, management evaluates individual large classified loans and nonaccrual loans and determines an aggregate reserve for those loans based on that review. An allowance for the remainder of the loan portfolio is also determined based on historical loss experience within the components of the portfolio. These allocations may be modified if current conditions indicate that loan losses may differ from historical experience, based on economic factors and changes in portfolio mix and volume.

In addition, a portion of the allowance is established for losses inherent in the loan portfolio which have not been identified by the more quantitative processes described above. This determination inherently involves a higher degree of subjectivity and considers risk factors that may not have yet manifested themselves in our historical loss experience. Those factors include changes in levels and trends of charge-offs, delinquencies and nonaccrual loans, trends in volume and terms of loans, changes in underwriting standards and practices, portfolio mix, tenure of loan officers and management, entrance into new geographic markets, changes in credit concentrations and national and local economic trends and conditions. While the allowance for loan losses is maintained at a level believed to be adequate by management for estimated losses in the loan portfolio, determination of the allowance is inherently subjective, as it requires estimates, all of which may be susceptible to significant change. Changes in these estimates may impact the provisions charged to expense in future periods.

WE CONTINUALLY ENCOUNTER TECHNOLOGICAL CHANGES, AND WE MAY HAVE FEWER RESOURCES THAN MANY OF OUR COMPETITORS TO CONTINUE TO INVEST IN TECHNOLOGICAL IMPROVEMENTS. The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving clients, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. We may need to make significant additional capital investments in technology in the future, and we may not be able to effectively implement new technology-driven products and services. Many of our competitors have substantially greater resources to invest in technological improvements.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY THE HIGHLY REGULATED ENVIRONMENT IN WHICH WE OPERATE. The banking industry is heavily regulated under both federal and state law. These regulations are primarily intended to protect customers, not our creditors or stockholders. Existing state and federal banking laws subject us to substantial limitations with respect to making loans, purchasing securities, paying dividends and many other aspects of our business. Some of these laws may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition. Federal economic and monetary policy may also affect our ability to attract deposits, make loans and achieve satisfactory interest spreads.

Among other requirements, we are subject to regulatory capital requirements administered by the federal banking agencies. Currently, each of our subsidiary banks is considered "well-capitalized" for regulatory purposes. If a banking subsidiary is not "well-capitalized," regulatory approval is required to allow the bank to utilize brokered deposits. The Federal Reserve, as a matter of policy, may require bank holding companies to be "well-capitalized" in order to obtain requisite approval of proposed transactions. To the extent that we do not remain "well-capitalized" at the holding company level, our ability to pursue further acquisitions, and, as a result, the implementation of our growth strategy, may be adversely affected.

OUR ABILITY TO PAY DIVIDENDS ON OUR COMMON STOCK IS LIMITED BY LAW. Our ability to pay dividends on our common stock largely depends on our receipt of dividends from Carolina First Bank (South Carolina and North Carolina) and Mercantile Bank (Florida). The amount of dividends that our banks may pay to us is limited by federal and state laws and regulations relating to banks and thrifts. In addition, we or our banks may decide to limit the payment of dividends even when we or they have the legal ability to pay them, in order to retain earnings for use in our business. Also, if required interest payments for trust preferred securities issued by one of our subsidiaries are not made or are suspended, we are contractually prohibited from paying dividends on our common stock until all amounts due to the holders of our trust preferred securities have been paid.

                             DESCRIPTION OF THE PLAN

PURPOSE

1.       What is the purpose of the Plan?

         The primary purpose of the Common Stock Dividend Reinvestment Plan (the "Plan") is to provide holders of record of shares of the $1 par value Common Stock ("Common Stock") of The South Financial Group, Inc. (the "Company") the opportunity to invest cash dividends and optional cash payments in shares of Common Stock. Shares purchased under the Plan will be original issue shares and have the same rights with respect to dividends and voting as all shares of Common Stock. (See Questions 10, 12 and 13.) The Company anticipates utilizing the reinvested dividends and optional cash payments for its general corporate purpose, including investments in the Company's subsidiaries.

ADVANTAGES

2.       What are the advantages of the Plan?

         Participants in the Plan ("Participants") may:

         o Automatically reinvest all or a portion of their Common Stock cash dividends, without payment of a service charge or brokerage commission, in Common Stock at 95% of the fair market value of the Common Stock.

         o Invest additional cash, up to $10,000 per month, without the payment of a service charge or brokerage commission, in additional shares of Common Stock. (See Questions 10, 12 and 13.)

         o Invest the full amount of all dividends and optional cash payments, since fractional share interests may be held under the Plan.

         o Avoid safekeeping and recordkeeping requirements and costs through the free custodial service and reporting provisions of the Plan.

ADMINISTRATION

3.       Who administers the Plan for Participants?

         Registrar and Transfer Company (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired from the Company under the Plan, keep records, send statements of account activity to Participants, and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

                  The South Financial Group Dividend Reinvestment Plan c/o Registrar and Transfer Company
                  10 Commerce Drive
                  Cranford, New Jersey 07016-3572

Participants may also contact the Administrator by telephoning toll free at 1-800-368-5948 or by e-mailing to info@rtco.com.

PARTICIPATION

4.       Who is eligible to participate in the Plan?

         All holders of record of shares of Common Stock are eligible to participate in the Plan; provided, however, if any Participants have the same social security or federal tax identification number, the maximum amount which all such Participants may invest as optional cash payments each month is limited to the maximum amount that one Participant may so voluntarily invest each month. (See Question 13.) In order to be able to participate in the Plan in their own names, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their own names. All nominees or brokers wishing to participate in the Plan should contact the Administrator toll free at 1-800-368-5948.

5.       How does an eligible shareholder become a Participant?

         An eligible shareholder may join the Plan by signing an Authorization Card and returning it to the Administrator. Authorization Cards may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, by telephoning toll free at 1-800-368-5948 or by e-mailing to info@rtco.com.

6.       What are a shareholder's participation options?

         Participants may elect full reinvestment or partial reinvestment of cash dividends. If a shareholder chooses partial reinvestment, the shareholder must designate on the Authorization Card the number of whole shares for which he wishes to reinvest dividends. Dividends paid on all other shares registered in the Participant's name will be paid in cash.

7.       When may an eligible shareholder join the Plan?

         An eligible shareholder may join the Plan at any time. If an Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company anticipates that the quarterly dividend record and payment dates will ordinarily occur on or about the following dates:

                           Record Date               Payment Date
                           January 15                February 1
                           April 15                  May 1
                           July 15                   August 1
                           October 15                November 1

         If an Authorization Card accompanied by an optional cash payment is received by the Administrator more than two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of Common Stock on that purchase date. If an Authorization Card accompanied by an optional cash payment is received by the Administrator less than two business days prior to a purchase date, the optional cash payment will be used to purchase shares of Common Stock on the next purchase date.

COSTS

8. Are there any expenses to Participants in connection with purchases under the Plan?

         Because the Common Stock purchased under the Plan are original issue shares purchased directly from the Company, Participants will incur no brokerage commissions or service charges for purchases made under the Plan.

PURCHASES

9. How many shares of Common Stock will be purchased for Participants?

         The number of shares purchased under the Plan for each Participant will depend on the amount of each Participant's dividends and optional cash payments, and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested under the Plan by the Participant, divided by the applicable purchase price per share of the Common Stock.

10. When and at what price will shares of Common Stock be purchased under the Plan?

         Purchases of shares with reinvested dividends will be made as of each dividend payment date. Purchases of shares made with optional cash payments will be made on the first business day of every month. Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time up to two business days before a purchase date. No interest will be paid on any funds received under the Plan. The Company's quarterly dividend payment dates will ordinarily occur on the first day of February, May, August, and November.

         The prices of Common Stock purchased under the Plan with reinvested dividends will be 95% of the average of the high and low sale prices of the Common Stock on The Nasdaq National Market on the five business days preceding the dividend payment date, as reported in The Wall Street Journal, or other authoritative source; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); and provided, however, that the Company may alter the discount at which shares may be purchased hereunder so as to range from 95% to 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq
National Market upon giving Participants not less than 30 days prior written notice thereof.

         The prices of Common Stock purchased under the Plan with optional cash payments will be 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq National Market on the five business days preceding the monthly purchase date, as reported in The Wall Street Journal, or other authoritative source, provided that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); provided, however, that the Company may, upon 30 days prior written notice to Participants, amend the Plan to permit a discount on shares purchased with optional cash payments or to eliminate optional cash payments.

11. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan on behalf of a Participant will not be issued in a Participant's name. Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Administrator of a written request therefor from the Participant. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 17.)

OPTIONAL CASH PAYMENTS

12.      How may optional cash payments be made?

         Optional cash payments may be made only by Common Shareholders who are having dividends reinvested under the Plan. An optional cash payment may be made by enclosing a check or money order payable to "Registrar and Transfer Company, Agent" together with an Authorization Card or with an Optional Cash Payment Form provided at the bottom of a Plan account statement referred to in Question 14 below and mailing them to the Administrator. The deadline for receiving optional cash payments to be invested is 5:00 p.m., eastern time, on the second business day prior to each monthly purchase date.

13.      What are the limitations on making optional cash payments?

         The same amount of money does not need to be sent each month, and a Participant is under no obligation to make an optional cash payment in any month. Any optional cash payments, however, must not be less than $25.00 per payment nor may such payments by any Participant aggregate more than $10,000.00 in any calendar month, subject to the right of the Company from time to time to change such amounts or to eliminate optional cash payments upon giving
Participants in the Plan not less than 30 days prior written notice of the effective date of such change; provided, however, any such change shall not occur more often than once every three months.

REPORTS TO PARTICIPANTS

14.      What reports will be sent to Participants?

         As soon as practicable after each purchase made under the Plan on behalf of a Participant, the Participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the Participant's account as of the date of such statement. Each Participant is responsible for retaining these statements in order to establish the cost basis of his shares purchased under the Plan for tax purposes.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

15.      How may a Participant withdraw shares purchased under the Plan?

         A Participant may withdraw all or any portion of the whole shares of Common Stock held in the Participant's account under the Plan by notifying the Administrator in writing to that effect. The notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. A certificate for the whole shares so withdrawn will be issued in the name of and mailed to the Participant. In no case will certificates for fractional share interests be issued. (See Question 17.)

TERMINATION OF PARTICIPATION

16.      How may a Participant's participation in the Plan be terminated?

         A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing to that effect; however, any notice of termination received by the Administrator between a dividend record date and payment date will not be effective insofar as that dividend is concerned. Any such termination notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to a Participant at any time; however, if such notice is given between a dividend record date and payment date, such termination shall not be effective insofar as that dividend is concerned.

17. What happens to the whole shares and any fractional share interest in a Participant's account when a Participant's participation in the Plan is terminated?

         Upon termination of a Participant's participation in the Plan, a certificate for the number of whole shares in the Participant's account will be issued in the name of and mailed to the Participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated Participant's account, the fractional share interest will be liquidated, and a check for the net proceeds resulting from such liquidation will be mailed to the Participant.

         Upon termination of participation in the Plan, a Participant may send a written request to the Administrator that the whole shares in a Participant's account be sold. The Administrator will make such a sale for the Participant's account as soon as possible after processing the request for termination. The Participant will receive the proceeds, less any brokerage fees, from the sale of the whole shares, as well as the cash value of any fractional shares.

OTHER INFORMATION

18.      How does the Plan's share safekeeping feature work?

         At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of share certificates.

         Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. It is recommended that Participants use registered, insured mail when mailing certificates to the Administrator.

19. What happens to a Participant's Plan account if all shares registered in the Participant's name are transferred or sold?

         If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company without terminating participation in the Plan, the Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated. (See Question 16.)

20. What happens if the Company has a Common Stock rights offering, stock dividend or stock split?

         If the Company effects a Common Stock dividend or stock split, it will credit each Participant's account with additional shares based on the number of shares that the Participant holds in the account on the record date for the dividend or split. If the Company grants its shareholders rights or warrants to purchase additional shares of Common Stock or other securities, then it will grant these rights or warrants to Participants based on the number of shares held in their accounts on the record date for the grant.

21. How will a Participant's Plan shares be voted at a meeting of shareholders?

         If on the record date for a meeting of shareholders there are any whole shares credited to a Participant's account under the Plan, such whole shares will be added to the shares registered in the Participant's name on the shareholder records of the Company. The Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of such shares in person at the shareholders' meeting.

22. May a Participant transfer the ownership of the Shares in his Plan account?

         If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to another person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing an executed stock power to the Administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of Common Stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Stock Power Forms are available from the Administrator.

         Once shares in a Plan account are transferred, the transferee must obtain an Authorization Card from the Administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Authorization Card to the Administrator at the same time as the transferor submits the Stock Power Form to effectuate the transfer.

23. What are the federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

         REINVESTED DIVIDENDS. In the case of reinvested dividends, because the Administrator will acquire shares for a Participant's Plan account directly from the Company, the Participant must include in gross income a dividend amount equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

         OPTIONAL CASH PAYMENTS. The Participant's basis in shares acquired with optional cash payments will be the price actually paid by the Participant for such shares. If, however, the Company were to modify the Plan to permit a discount on the purchase price of shares purchased with optional cash payments, the amount of the discount, as determined by the difference between the fair market value of the Common Stock received and the amount of cash paid for it, will be treated as a dividend for tax purposes.

         ADDITIONAL INFORMATION. The holding period for the Plan Shares will begin the day after the date the shares are acquired. A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan Shares held for such Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional share. If, as usually is the case, the Common Stock is a capital asset in the hands of a Participant, such gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year.

         In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate shareholders also should be aware that the Internal Revenue Code of 1986, as amended, limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock or fails to satisfy certain holding period requirements. Corporate shareholders who participate in the Plan should consult their own tax advisers to determine their eligibility for the dividends-received deduction.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

24. Will the shares purchased under the Plan be listed on The Nasdaq National Market?

         The Company will take all steps necessary to seek approval of the shares for quotation on The Nasdaq National Market, subject to official notice of issuance. The Company shall give such notice to Nasdaq as may be required to permit the listing of the Common Stock issued in connection with the Plan.

25. What are the responsibilities of the Company and the Administrator under the Plan?

         Neither the Company nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of Common Stock may be purchased under the Plan or the times such purchases may be made, or (iii) with respect to any fluctuation in the market value of the Common Stock before, at or after the time any such purchases may be made, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth hereunder. The terms and conditions of the Plan shall be governed by the laws of the State of South Carolina.

26.      Who bears the risk of market  fluctuations  in the price of the  Common
         Stock?

         A Participant's investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

         Neither the Company nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each Participant should recognize that neither the Company nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.      May the Plan be changed or discontinued?

         The Company reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.

28.      How is the Plan to be interpreted?

         Any  question  of  interpretation   arising  under  the  Plan  will  be
determined by the Company, and such determination shall be final.

29.      Who should be contacted with questions about the Plan?

         The Administrator:   The South Financial Group Dividend Reinvestment Plan
                              c/o Registrar and Transfer Company
                              10 Commerce Drive
                              Cranford, New Jersey 07016-3572
                              1-800-368-5948 (between 9:00 a.m. and 5:00 p.m. eastern time)
                              Email: info@rtco.com

         The Company:         The South Financial Group, Inc.
                              Investor Relations Department
                              P.O. Box 1029
                              Greenville, SC 29602
                              1-800-951-2699 ext. 54919 (between 9:00 a.m. and 5:00 p.m. eastern time)

                                 USE OF PROCEEDS

         We are unable to predict either the number of shares of Common Stock that will be sold pursuant to the Plan or the prices at which such shares will be sold. We will use the proceeds of this offering for general corporate purposes. The proceeds may either be used at the holding company level or contributed to our subsidiaries. Pending such use we will invest the proceeds in high-quality, short-term investments.

                                 INDEMNIFICATION

         We refer you to Chapter 8, Articles 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting indemnification of officers and directors of South Carolina corporations in connection with legal proceedings involving any of these persons because of being or having been an officer or director. These provisions generally set forth the instances and requirements with respect to indemnification of directors and officers by the corporation, provide for the advancement of expenses to be incurred in legal proceedings upon compliance with certain requirements, provide for mandatory indemnification by the corporation of directors and officers who are wholly successful in the defense of legal proceedings, and permit a corporation to purchase and maintain insurance on behalf of persons who are or were officers or directors. We maintain directors' and officers' liability insurance. We also refer you to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles or incorporation of the personal liability of a director for breach of the director's fiduciary duty. In accordance with these provisions, the Articles of Amendment of the Company adopted on April 5, 1989 and filed with the South Carolina Secretary of State provide as follows:

         A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, we have been informed that in the SEC's opinion this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              FINANCIAL STATEMENTS

         The financial statements incorporated in this Prospectus and elsewhere in the related registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto.

                            VALIDITY OF COMMON STOCK

         The validity of the common stock offered hereby and certain other legal matters will be passed upon for us by William P. Crawford, Jr., Esq., the Company's General Counsel.


No  person  has   been   authorized  to   give  any
information  or   to  make  any  representation  in
connection  with  this  offering  other  than those
contained in  this  Prospectus  and,  if  given  or
made,  such other  information  or  representations                   [LOGO OMITTED]
must not be relied upon as having  been  authorized
by  the  Company.  Neither  the  delivery  of  this         [THE SOUTH FINANCIAL GROUP, INC.]
Prospectus  nor  any  sale  made  hereunder  shall,
under any  circumstances,  create  any  implication
that  there has been no change  in the  affairs  of
the  Company  since  the  date  hereof  or that the         COMMON STOCK DIVIDEND REINVESTMENT
information  contained  herein is correct as of any                        PLAN
time  subsequent to its date.  This Prospectus does
not  constitute an offer to sell, or a solicitation
of an offer to buy any  securities  other  than the
registered  securities  to which it  relates  or in
any   circumstances   in   which   such   offer  or
solicitation is unlawful.


                                                                     ----------------
              TABLE OF CONTENTS                                         PROSPECTUS
                                                                     ----------------
WHERE YOU CAN FIND
MORE INFORMATION...........................2
INCORPORATION BY REFERENCE.................2
FORWARD LOOKING STATEMENTS.................2
SUMMARY....................................3
RISK FACTORS...............................3                        January 30, 2004
DESCRIPTION OF THE PLAN....................6
USE OF PROCEEDS...........................12
INDEMNIFICATION...........................12
FINANCIAL STATEMENTS......................12
VALIDITY OF COMMON STOCK..................12


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee..............$1,378.16
Printing expenses (estimated).....................................5,000.00
Legal fees and professional expenses (estimated)..................5,000.00
Miscellaneous (estimated)........................................ 5,000.00
                                                                 ---------
         TOTAL...................................................16,378.16

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. The Company's Bylaws provide (i) that the Corporation shall indemnify any individual made a party to a proceeding because he is or was a Director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law, and (ii) that the Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its Directors, which generally make the above-referenced Bylaws provisions the basis of a contract between the Company and each director.
         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company maintains directors' and officers' liability insurance.
         Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to the Company's Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state: "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

ITEM 16. EXHIBITS

Exhibit
5.1      Opinion of William P. Crawford, Jr., Esquire, regarding legality of shares of The South Financial Group, Inc.
23.1     Consent of KPMG LLP.
23.2     Consent of William P. Crawford, Jr., Esquire: Contained in Exhibit 5.1.
24.1     The Power of Attorney: Contained on the signature page of this Registration Statement.
99.1     Summary Fact Sheet with respect to Common Stock Dividend Reinvestment Plan

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 30th day of January, 2004.

                         THE SOUTH FINANCIAL GROUP, INC.

                         By:      /s/ William S. Hummers III
                              ------------------------------------------------
                              William S. Hummers III, Executive Vice President

                                POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Crawford, Jr. and William S. Hummers III, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William R. Timmons, Jr.         Chairman of the Board                               January 30, 2004
---------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.            President, Chief Executive Officer                  January 30, 2004
---------------------------         and Director (Principal Executive Officer)
Mack I. Whittle, Jr.

/s/ William S. Hummers III          Executive Vice President, Director                  January 30, 2004
---------------------------         (Principal Accounting and Financial Officer)
William S. Hummers III

                                    Director                                            January 30, 2004
---------------------------
William P. Brant

                                    Director                                            January 30, 2004
---------------------------
Gordon W. Campbell

/s/ J. W. Davis                     Director                                            January 30, 2004
---------------------------
J. W. Davis

/s/ Judd B. Farr                    Director                                            January 30, 2004
---------------------------
Judd B. Farr

                                    Director                                            January 30, 2004
---------------------------
C. Claymon Grimes, Jr.

/s/ M. Dexter Hagy                  Director                                            January 30, 2004
---------------------------
M. Dexter Hagy

                                      II-2

                                    Director                                            January 30, 2004
----------------------------
Thomas J. Rogers

                                    Director                                            January 30, 2004
----------------------------
H. Earle Russell, Jr.

/s/ Charles B. Schooler             Director                                            January 30, 2004
----------------------------
Charles B. Schooler

                                    Director                                            January 30, 2004
----------------------------
Edward J. Sebastian

                                    Director                                            January 30, 2004
----------------------------
John C. B. Smith, Jr.

                                    Director                                            January 30, 2004
----------------------------
Eugene E. Stone IV

/s/ William R. Timmons, III         Director                                            January 30, 2004
----------------------------
William R. Timmons, III

/s/ Samuel H. Vickers               Director                                            January 30, 2004
----------------------------
Samuel H. Vickers

/s/ David C. Wakefield III          Director                                            January 30, 2004
----------------------------
David C. Wakefield III




                       INDEX TO EXHIBITS CONTAINED HEREIN

Exhibit
5.1      Opinion of William P. Crawford, Jr. regarding legality of shares of The South Financial Group, Inc.
23.1     Consent of KPMG LLP.
23.2     Consent of William P. Crawford, Jr.: Contained in Exhibit 5.1.
24.1     The Power of Attorney: Contained on the signature page of this Registration Statement.
99.1     Summary Fact Sheet with respect to Common Stock Dividend Reinvestment Plan

























                                      II-4